EXHIBIT 32
                         Rule 13a-14(b) CERTIFICATION

The undersigned officers certify that this report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Leisure Direct, Inc.

A signed original of this written statement required by Section 906 has been provided to Leisure Direct, Inc. and will be retained by Leisure Direct, Inc. and furnished to the Securities and Exchange
Commission or its staff upon request.

April 14, 2005                   /s/  John R. Ayling
                                --------------------------
                                John R. Ayling
                                (Chief executive officer)


                                 /s/  Michael Slates
                                --------------------------
                                Michael Slates
                                (Chief financial officer)